FORM OF LETTER TO CLIENTS DATED JANUARY 8, 2003


                                Exhibit (a)(1)(E)

                               DYNEX CAPITAL, INC.

              OFFER TO PURCHASE FOR CASH AND/OR SENIOR NOTES UP TO:

                   492,425 SHARES OF SERIES A PREFERRED STOCK
                   662,944 SHARES OF SERIES B PREFERRED STOCK
                   683,703 SHARES OF SERIES C PREFERRED STOCK


     THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 11, 2003, UNLESS THE OFFER IS EXTENDED.

                                                                 January 8, 2003

To Our Clients:

         Enclosed for your consideration are the Offering Circular, dated January 8, 2003 (the "Offering Circular"), and the related Letter of Transmittal, which, as amended and supplemented from time to time, together constitute the "Offer" by Dynex Capital, Inc., a Virginia corporation ("Dynex"), to purchase up to 492,425 shares of its Series A Preferred Stock, 662,944 shares of its Series B Preferred Stock, and 683,703 shares of its Series C Preferred Stock, upon the terms and subject to the conditions set forth in its Offering Circular, and in the related Letter of Transmittal.

         All shares properly tendered at or before the "Expiration Time" (as defined in the "The Offer -Expiration Time, Extensions, Termination and Amendments" section of the Offering Circular), and not properly withdrawn, will be purchased by Dynex, under any of the following options upon the terms and subject to the conditions of the Offer, including the proration provisions thereof:

Option 1 (for Cash consideration).

o $24.00 in cash per share of Series A Preferred Stock you tender, up to an aggregate maximum of 202,763 shares of Series A Preferred Stock;

o $24.50 in cash per share of Series B Preferred Stock you tender, up to an aggregate maximum of 272,977 such shares of Series B Preferred Stock; and

o $30.00 in cash per share of Series C Preferred Stock you tender, up to an aggregate maximum of 281,525 shares of Series C Preferred Stock;

         Under this Option 1 (Cash), the per share cash amount to be received for each share of Preferred Stock tendered in the Offer is equal to 100% of the original issue price of such share of Preferred Stock;

or

Option 2  (for Senior Notes consideration).

o $25.20 in principal amount of our 9.50% Senior Notes due February 28, 2005, the principal of which will be paid back in eight equal quarterly installments commencing May 31, 2003 (collectively, the "Senior Notes" and each, a "Senior Note"), per share of Series A Preferred Stock tendered, up to an aggregate maximum of 289,662 shares of Series A Preferred Stock;

o $25.725 in principal amount of the Senior Notes per share of Series B Preferred Stock tendered, up to an aggregate maximum of 389,967 shares of Series B Preferred Stock; and

o $31.50 in principal amount of the Senior Notes per share of Series C Preferred Stock tendered, up to an aggregate maximum of 402,178 shares of Series C Preferred Stock;

         Under this Option 2 (Senior Notes), the per share principal amount of Senior Notes to be received for each share of Preferred Stock tendered in the Offer is equal to 105% of the original issue price of such share of Preferred Stock. The Senior Notes will be issued in denominations of $25 or in integral multiples of $25. In cases where the consideration for shares of each series you tender is not divisible, in the aggregate, by the $25 denomination, you will receive cash consideration for the amount in excess of the nearest $25 not to exceed $24.99. For a more detailed description of the terms of the Senior Notes being offered, please see "Description of Senior Notes" in the Offering Circular;

or

Option 3  (for a combination of Cash and Senior Notes consideration).

         A combination of Option 1 (Cash) and Option 2 (Senior Notes) in amounts which you designate. You will receive consideration for shares tendered based on the Option that is selected at the amounts set forth for that respective Option.

         If proration of tendered shares of a series is required as a result of more shares being tendered than Dynex is willing to purchase, Dynex will determine the proration factor as soon as practicable following the Expiration Time. Proration for each stockholder tendering shares of a series shall be based on the ratio of (A) the number of shares of such series that Dynex is offering to purchase to (B) the total number of shares of such series properly tendered and not properly withdrawn by all stockholders of a series.

         In addition, if either the cash consideration or Senior Notes consideration is oversubscribed within a series, proration for each stockholder tendering shares for the oversubscribed consideration shall be based on the ratio of (A) the number of shares of such series that Dynex is offering to purchase for the oversubscribed consideration to (B) the total number of shares of such series properly tendered and not properly withdrawn by all stockholders of the series for the oversubscribed consideration.

         If the consideration you select is oversubscribed, regardless of whether that is the cash consideration or the Senior Notes consideration, you may elect to allocate any shares not accepted for that consideration, to the other undersubscribed consideration.

         Shares not purchased because of proration will be returned at Dynex's expense to the stockholders who tendered such shares promptly after the Expiration Time. Dynex reserves the right, in its sole discretion, to purchase any and all of the excess shares tendered so long as the excess number accepted by Dynex does not exceed two percent (2%) of the issued and outstanding shares of such series of Preferred Stock.

A TENDER OF YOUR SHARES CAN BE MADE ONLY BY US AS THE SHAREHOLDER OF RECORD THEREOF AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

         Accordingly, we request instructions as to whether you wish to tender any or all of the shares held by us for your account, upon the terms and subject to the conditions of the Offer.

         Please note the following:

1. The Offer is not conditioned upon any minimum number of shares being tendered. The Offer is, however, subject to certain other conditions set forth in the "The Offer - Conditions to the Offer" of the Offer to Purchase.

2. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on February 11, 2003, unless the Offer is extended.

3. The Offer is for (i) 492,425 shares of Series A Preferred Stock, (ii) 662,944 shares of Series B Preferred Stock, and
         (iii) 683,703 shares of Series C Preferred Stock.

4. Tendering stockholders who are registered stockholders or who tender their shares directly to Wachovia Bank, the exchange agent for the Offer, will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offering Circular and the Letter of Transmittal, stock transfer taxes on Dynex's purchase of shares under the Offer.

5. The board of directors of Dynex has approved the Offer. However, neither Dynex nor its board of directors makes any recommendation to stockholders as to whether to tender or refrain from tendering their shares or as to the price or prices at which stockholders may choose to tender their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender and the price or prices at which such shares should be tendered. At least one Dynex director has indicated that he will participate in the offer.

6. If you fail to make properly such an election with respect to any shares of Preferred Stock you tender, you will be deemed to have tendered such shares for cash. In addition, if the consideration you select is oversubscribed, whether that is the cash consideration or the Senior Notes consideration, you may elect to allocate any shares not exchanged for that particular consideration to the other consideration, instead of having your shares of Preferred Stock that are not exchanged for the oversubscribed consideration returned to you.

7. A separate Instruction Form is provided for the tendering of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. Please select, complete, execute and submit the appropriate Instruction Form for the specific series of Dynex Preferred Stock you are tendering.

         If you wish to have us tender any or all of your shares of Preferred Stock, please so instruct us by completing, executing, detaching and returning to us the appropriate Instruction Form for the series of Dynex Preferred Stock you are tendering. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your shares, all such shares will be tendered unless otherwise indicated on the attached Instruction Form.

         YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION TIME OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 11, 2003, UNLESS THE OFFER IS EXTENDED.

         The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of shares of Dynex Preferred Stock. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

             INSTRUCTION FORM WITH RESPECT TO THE OFFER TO PURCHASE
                UP TO 492,425 SHARES OF SERIES A PREFERRED STOCK
                             OF DYNEX CAPITAL, INC.
                          FOR CASH AND/OR SENIOR NOTES

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offering Circular and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), in connection with the offer by Dynex Capital, Inc., a Virginia corporation ("Dynex"), to purchase up to 492,425 shares of Series A Preferred Stock.

         This will instruct you to tender to Dynex the number of shares of Series A Preferred Stock indicated below held by you for the account or benefit of the undersigned (or, if no amount is indicated below, for all of the shares of Series A Preferred Stock held by you for the account of the undersigned) upon the terms and subject to the conditions set forth in the Offer, including proration provisions described in the Offering Circular.

         As set forth in "The Offer" section of the Offering Circular, you may tender your shares of Series A Preferred Stock for cash, Senior Notes or a combination of those two forms of payment.

         Aggregate number of shares of Series A Preferred Stock to be tendered by you for the account of the undersigned:

_________________*

         I wish to allocate the shares of Series A Preferred Stock that I have tendered in the following manner:

[____] CASH OPTION: I hereby tender the number of shares of Series A Preferred Stock set forth above for cash in the amount of $24.00 per tendered share, net, without interest, subject to proration and upon the terms and subject to the conditions set forth in Dynex's Offering Circular, dated January 8, 2003;

or

[____] NOTE OPTION: I hereby tender the number of shares of Series A Preferred Stock set forth above for $25.20 in principal amount per tendered share of the Senior Notes, subject to proration and upon the terms and subject to the conditions set forth in Dynex's Offering Circular, dated January 8, 2003. The Senior Notes will be issued in $25.00 denominations and any integral multiple thereof. In cases where the consideration for shares tendered is not divisible, in the aggregate, by the $25 denomination, you will receive cash consideration for the amount in excess of the nearest $25 denomination not to exceed $24.99;

or

[____] COMBINATION OF CASH AND SENIOR NOTES CONSIDERATION: I hereby tender the number of shares set forth above in the following manner:

         Cash:          _______  shares of Series A Preferred Stock for cash, in
                                 the amount of $24.00 per share, net, without interest, subject to proration and upon the terms and subject to the conditions set forth in Dynex's Offering Circular, dated January 8,
                                 2003;

AND

         Senior Notes:  ______   shares of  Series  A Preferred Stock for $25.20
                                 in  principal amount  per tendered share of the
                                 Senior Notes,  subject  to  proration  and upon
                                 the terms and  subject  to the  conditions  set
                                 forth  in  Dynex's  Offering   Circular,  dated
                                 January 8, 2003.

OVERSUBSCRIPTION ALLOCATION:

         After Dynex has determined which shares to accept pursuant to the terms of the Offering Circular, if the particular consideration which you select is oversubscribed, whether the cash consideration or the Senior Notes consideration, you may elect to allocate any shares not exchanged for that particular consideration to the other consideration, instead of having your shares of Series A Preferred Stock that are not exchanged for the oversubscribed consideration returned to you. Please place an "X" in the box provided below if you wish any shares which were not exchanged due to an oversubscription, to be allocated to the undersubscribed option, if available.

[____] Oversubscription Allocation: Please allocate any shares that I tendered and which were not exchanged because the consideration I chose has been oversubscribed, to the undersubscibed consideration, if available, regardless of whether that is the cash consideration or the Senior Notes consideration.

         THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.


SIGN HERE:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                          Please type or print name(s)


Date:  _________________________, 2003

Area Code and Telephone Number:

--------------------------------------------------------------------------------


Taxpayer Identification or Social Security Number:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
* Unless otherwise indicated, it will be assumed that we should tender all of the shares held by us for your account.

             INSTRUCTION FORM WITH RESPECT TO THE OFFER TO PURCHASE
                UP TO 662,944 SHARES OF SERIES B PREFERRED STOCK
                             OF DYNEX CAPITAL, INC.
                          FOR CASH AND/OR SENIOR NOTES

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offering Circular and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), in connection with the offer by Dynex Capital, Inc., a Virginia corporation ("Dynex"), to purchase up to 662,944 shares of Series B Preferred Stock.

         This will instruct you to tender to Dynex the number of shares of Series B Preferred Stock indicated below held by you for the account or benefit of the undersigned (or, if no amount is indicated below, for all of the shares of Series B Preferred Stock held by you for the account of the undersigned) upon the terms and subject to the conditions set forth in the Offer, including proration provisions described in the Offering Circular.

         As set forth in "The Offer" section of the Offering Circular, you may tender your shares of Series B Preferred Stock for cash, Senior Notes or a combination of those two forms of payment.

         Aggregate number of shares of Series B Preferred Stock to be tendered by you for the account of the undersigned:

_________________*

         I wish to allocate the shares of Series B Preferred Stock that I have tendered in the following manner:

[____] CASH OPTION: I hereby tender the number of shares of Series B Preferred Stock set forth above for cash in the amount of $24.50 per tendered share, net, without interest, subject to proration and upon the terms and subject to the conditions set forth in Dynex's Offering Circular, dated January 8, 2003;

or

[____] NOTE OPTION: I hereby tender the number of shares of Series B Preferred Stock set forth above for $25.725 in principal amount per tendered share of the Senior Notes, subject to proration and upon the terms and subject to the conditions set forth in Dynex's Offering Circular, dated January 8, 2003. The Senior Notes will be issued in $25.00 denominations and any integral multiple thereof. In cases where the consideration for shares tendered is not divisible, in the aggregate, by the $25 denomination, you will receive cash consideration for the amount in excess of the nearest $25 denomination not to exceed $24.99;

or

[____] COMBINATION OF CASH AND SENIOR NOTES CONSIDERATION: I hereby tender the number of shares set forth above in the following manner:

         Cash:          ______  shares of  Series B  Preferred  Stock  for cash,
                                in the amount of $24.50 per share, net, without interest, subject to proration and upon the terms and subject to the conditions set forth in Dynex's Offering Circular, dated January 8,
                                2003;

AND

         Senior Notes:  ______  shares of Series B Preferred  Stock for  $25.725 in principal amount per tendered share of the Senior Notes, subject to proration and upon the terms and subject to the conditions set forth in Dynex's Offering Circular, dated January 8, 2003.

OVERSUBSCRIPTION ALLOCATION:

         After Dynex has determined which shares to accept pursuant to the terms of the Offering Circular, if the particular consideration which you select is oversubscribed, whether the cash consideration or the Senior Notes consideration, you may elect to allocate any shares not exchanged for that particular consideration to the other consideration, instead of having your shares of Series B Preferred Stock that are not exchanged for the oversubscribed consideration returned to you. Please place an "X" in the box provided below if you wish any shares which were not exchanged due to an oversubscription, to be allocated to the undersubscribed option, if available.

[____] Oversubscription Allocation: Please allocate any shares that I tendered and which were not exchanged because the consideration I chose has been oversubscribed, to the undersubscibed consideration, if available, regardless of whether that is the cash consideration or the Senior Notes consideration.

         THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.


SIGN HERE:


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
         Please type or print name(s)


Date:  _______________________, 2003

Area Code and Telephone Number:

-------------------------------------------------------------------------------


Taxpayer Identification or Social Security Number:

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
* Unless otherwise indicated, it will be assumed that we should tender all of the shares held by us for your account.

             INSTRUCTION FORM WITH RESPECT TO THE OFFER TO PURCHASE
                UP TO 683,703 SHARES OF SERIES C PREFERRED STOCK
                             OF DYNEX CAPITAL, INC.
                          FOR CASH AND/OR SENIOR NOTES

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offering Circular and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), in connection with the offer by Dynex Capital, Inc., a Virginia corporation ("Dynex"), to purchase up to 683,703 shares of Series C Preferred Stock.

         This will instruct you to tender to Dynex the number of shares of Series C Preferred Stock indicated below held by you for the account or benefit of the undersigned (or, if no amount is indicated below, for all of the shares of Series C Preferred Stock held by you for the account of the undersigned) upon the terms and subject to the conditions set forth in the Offer, including proration provisions described in the Offering Circular.

         As set forth in "The Offer" section of the Offering Circular, you may tender your shares of Series C Preferred Stock for cash, Senior Notes or a combination of those two forms of payment.

         Aggregate number of shares of Series C Preferred Stock to be tendered by you for the account of the undersigned:

_________________*

         I wish to allocate the shares of Series C Preferred Stock that I have tendered in the following manner:

[____] CASH OPTION: I hereby tender the number of shares of Series C Preferred Stock set forth above for cash in the amount of $30.00 per tendered share, net, without interest, subject to proration and upon the terms and subject to the conditions set forth in Dynex's Offering Circular, dated January 8, 2003;

or

[____] NOTE OPTION: I hereby tender the number of shares of Series C Preferred Stock set forth above for $31.50 in principal amount per tendered share of the Senior Notes, subject to proration and upon the terms and subject to the conditions set forth in Dynex's Offering Circular, dated January 8, 2003. The Senior Notes will be issued in $25.00 denominations and any integral multiple thereof. In cases where the consideration for shares tendered is not divisible, in the aggregate, by the $25 denomination, you will receive cash consideration for the amount in excess of the nearest $25 denomination not to exceed $24.99;

or

[____] COMBINATION OF CASH AND SENIOR NOTES CONSIDERATION: I hereby tender the number of shares set forth above in the following manner:

         Cash:          ______  shares of Series C Preferred Stock for cash,  in
                                the  amount of $30.00 per share,  net,   without
                                interest,  subject  to  proration  and  upon the
                                terms and subject to the conditions set forth in
                                Dynex's   Offering  Circular,  dated  January 8,
                                2003;

AND

         Senior Notes:  ______  shares of Series C Preferred  Stock  for  $31.50 in principal amount per tendered share of the Senior Notes, subject to proration and upon the terms and subject to the conditions set forth in Dynex's Offering Circular, dated January 8, 2003.

OVERSUBSCRIPTION ALLOCATION:

         After Dynex has determined which shares to accept pursuant to the terms of the Offering Circular, if the particular consideration which you select is oversubscribed, whether the cash consideration or the Senior Notes consideration, you may elect to allocate any shares not exchanged for that particular consideration to the other consideration, instead of having your shares of Series C Preferred Stock that are not exchanged for the oversubscribed consideration returned to you. Please place an "X" in the box provided below if you wish any shares which were not exchanged due to an oversubscription, to be allocated to the undersubscribed option, if available.

[____] Oversubscription Allocation: Please allocate any shares that I tendered and which were not exchanged because the consideration I chose has been oversubscribed, to the undersubscibed consideration, if available, regardless of whether that is the cash consideration or the Senior Notes consideration.

         THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.


SIGN HERE:


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                          Please type or print name(s)


Date:  _________________________, 2003

Area Code and Telephone Number:

-------------------------------------------------------------------------------


Taxpayer Identification or Social Security Number:

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
* Unless otherwise indicated, it will be assumed that we should tender all of the shares held by us for your account.